Exhibit 10.54

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO IF PUBLICLY DISCLOSED.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is made as of December 30, 2020, by and among American AWS-3 Wireless II L.L.C., a Colorado limited liability company (“Buyer”), Northstar Manager, LLC, a Delaware limited liability company (“Seller”), and Northstar Spectrum, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.Buyer and Seller are party to the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 7, 2018 (as such Agreement may have been or may hereafter be amended, modified, supplemented or amended and restated from time to time in accordance with its terms, the “LLC Agreement”).
B.The LLC Agreement contains a Put Right that is currently exercisable.  Seller has decided not to exercise the Put Right in the First Put Window.
C.Among other reasons, Seller has determined that, in light of uncertainty and delays in decision-making by the Federal Communications Commission and an adverse decision necessitating further appeal, it is prudent to complete the transaction described herein.
D.Seller is the holder of a Class B Common Interest representing a Class B Percentage of 15% and Buyer is the holder of a Class B Common Interest representing a Class B Percentage of 85%.
E.Seller desires to sell 80% of its Class B Common Interest (the “Transferred Interest”) to Buyer and Buyer desires to purchase from Seller the Transferred Interest on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Buyer and Seller agree as follows:

1.	Definitions; Construction. Capitalized terms used herein without definition herein having the meanings ascribed to them in the LLC Agreement and the rules of construction set forth in Section 14.17 of the LLC Agreement are incorporated herein by reference mutatis mutandis.

2.	Purchase and Sale.
(a)Subject to the terms and conditions of this Agreement, Seller agrees to sell and assign to Buyer all of Seller’s right, title and interest in and to, and Buyer agrees to purchase and assume, the Transferred Interest for a cash purchase price of [***] (the “Purchase Price”).  Buyer shall pay the Purchase Price to Seller on the date hereof, by wire transfer of immediately available funds initiated prior to 10:00 a.m. Eastern Time, to the Company account previously provided, and the Company will promptly remit the Purchase Price to Seller’s account (or as otherwise directed by Seller).
(b)Seller does hereby, subject to receipt of the Purchase Price from Buyer, assign, convey, transfer and deliver to Buyer all of Seller’s right, title and interest in and to, free and clear of Liens (other than restrictions imposed pursuant to the LLC Agreement or under any applicable securities laws), the Transferred Interest, and Buyer does hereby accept and assume the Transferred Interest.
(c)Upon the payment of the Purchase Price and the sale and purchase of the Transferred Interest as set forth above, Seller’s Interest will be a Class B Common Interest representing a Class B Percentage of 3% (“Seller’s Remaining Interest”), and Buyer’s Class B Common Interest will represent a Class B Percentage of 97%.
3.	Seller Representations. Seller represents and warrants to Buyer that:
(a)subject to the FCC Rules, Seller (i) is the sole beneficial and record owner of the Transferred Interest and has good and marketable title thereto, free and clear of all Liens (other than restrictions imposed pursuant to the LLC Agreement or under any applicable securities laws and other than Liens under or pursuant to the Senior Credit Facility and the other Loan Documents (as defined therein)) and (ii) has full power and authority to deliver the Transferred Interest without conflict with the terms of any Applicable Law, order or material agreement or instrument binding upon Seller or its assets; and
(b)this Agreement has been duly executed and delivered by Seller, and this Agreement constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
4.	Buyer Representations. Buyer represents and warrants to Seller that:
(a)Buyer has full power and authority to execute, deliver and perform this Agreement;
(b)Buyer is acquiring the Transferred Interest for investment purposes only for Buyer’s own account, with no present intention of reselling or otherwise making a public distribution of same;

(c)Buyer has substantial knowledge and experience in financial and business matters and has the requisite knowledge and experience to evaluate the risks and merits of this investment; and
(d)this Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
5.	Survival of and Limitation on Representations in the Agreement.

(a)Except for the representations and warranties set forth in this Agreement, the Transferred Interest are being sold hereunder on an “as is,” “where is” basis.  Seller provides no other representations or warranties, including implied warranties of merchantability and fitness for a particular purpose, warranties arising from course of dealing or usage of trade, or any other representations or warranties, whether statutory, express or implied, all of which are expressly disclaimed.  Seller makes no representation or warranty to Buyer with respect to any financial projections, forecasts or forward looking statements of any kind of nature whatsoever relating to the Transferred Interest.  Buyer acknowledges that it has not relied on, and Seller expressly disclaims, any representations or warranties of any kind or nature whatsoever, express or implied, including as to the condition, value or quality of the Company, the Transferred Interest, or the prospects (financial or otherwise), risks and other incidents of the Company and its assets and properties.  Buyer, on behalf of itself and its affiliates and its and their respective representatives, hereby waives all rights and claims it or they may have against Seller and its respective affiliates and representatives with respect to the accuracy or any omission of (i) any potentially material information regarding the Transferred Interest, the Company or any of its assets, liabilities or operations and (ii) any representation or warranty, express or implied, as to the quality, merchantability, fitness for a particular purpose, or condition of the Transferred Interest, except, in each case, to the extent set forth in the representations and warranties in Section 3;

(b)the representations and warranties of Seller and Buyer contained in this Agreement shall survive the execution and delivery of this Agreement until the expiration of all applicable statutes of limitation, including any extensions, tolling or waivers thereof; and

(c)Seller makes no representations or warranties about the Company.

6.	No Registration. Buyer acknowledges that the Transferred Interest has not been registered under the Securities Act of 1933 nor any applicable state securities laws and that the Transferred Interest must be held indefinitely unless it is subsequently registered under the Securities Act of 1933 and all applicable state securities laws or a transfer is made pursuant to an exemption from such registration. Buyer further acknowledges that its investment in the Transferred Interest is speculative and risky and that there is no current public or other market for the Transferred Interest.

7.	FCC Filings. Seller shall cause the License Company to take all actions necessary and proper under FCC Rules for the License Company to timely make such filings, amendments to pending applications, and any other submissions required to be filed under FCC Rules in connection with the transaction contemplated by this Agreement.
8.	Opinions. Buyer hereby acknowledges and agrees that, notwithstanding Section 7.4 of the LLC Agreement, Seller will not deliver any legal opinions in connection with the transaction contemplated by this Agreement.
9.	Manager. Buyer hereby acknowledges and agrees that, notwithstanding Section 7.1(b) of the LLC Agreement or anything else in the LLC Agreement to the contrary, following the sale of the Transferred Interest to Buyer, Seller shall continue to be the Manager until Seller’s resignation or removal as Manager as set forth in the LLC Agreement.
10.	Put Right. Seller has decided not to exercise the Put Right in the First Put Window and, subject to its receipt of the Purchase Price hereunder, hereby waives its right to do so (it being understood that such waiver is limited to the First Put Window and shall not in any way limit or modify Seller’s right to exercise the Put Right in the Second Put Window with respect to the collective Interests held by the NSM Members at such time). The parties hereby agree that: (a) upon the transfer of the Transferred Interest to Buyer, for purposes of calculating the Put Price in accordance with Section 8.1(b) of the LLC Agreement, the sum of all cash contributions made by Seller with respect to Seller’s Remaining Interest through the date hereof is equal to [***]; (b) through the date hereof, the amount accrued pursuant to Section 8.1(b)(ii) of the LLC Agreement on the contributions set forth in clause (a) above is [***]; (c) through the date hereof, no distributions have been made or deemed made to the NSM Members by the Company; (d) therefore, the NSM Return on Seller’s Remaining Interest would be [***] if the Put Price in respect of Seller’s Remaining Interest was paid to Seller on the date hereof; and (e) such amount shall continue to accrue with respect to Seller’s Remaining Interest as set forth in Section 8.1(b) of the LLC Agreement until the Put Price is actually paid (if the Put Right is exercised in the Second Put Window in accordance with Section 8.1(a) of the LLC Agreement). For the sake of clarity, if the Put Right is exercised pursuant to Section 8.1(a) of the LLC Agreement during the Second Put Window, the amount referred to in clause (e) of this Section 10 shall accrue as follows: (i) solely for the purposes of calculating that portion of the NSM Return generated during the period commencing on the first day after the end of the First Put Window and until the date of exercise of the Put Right, at [***] per annum, compounded annually, and (ii) solely for the purposes of calculating that portion of the NSM Return generated during the period commencing on the date on which the Put Right is exercised and to the date the Put Price is actually paid, at the weighted average per annum return on the NSM Capital as calculated as of the date the Put Right is exercised, compounded annually.
11.	Tax Matters. The determination of whether NSM is a “notice partner” for purposes of Section 5.5(c) of the LLC Agreement shall be made without regard to the transfer provided for in this Agreement for all periods prior to the disposition by Seller of Seller’s Remaining Interest.

12.	Acknowledgments. The parties acknowledge and agree that: (a) entering into this Agreement and the transaction contemplated hereby shall not be or result in a Significant Breach or Significant Violation (or any other breach or violation of the LLC Agreement or any of the other agreements referenced therein); and (b) for the avoidance of doubt, upon the consummation of the transaction contemplated by this Agreement, the LLC Agreement, the Senior Credit Agreement, the Interest Purchase Agreement, the Intercreditor and Subordination Agreement, the NSM Security Agreement, the NSM Pledge Agreement, and the other agreements referenced in the foregoing agreements shall remain in full force and effect.
13.	Further Assurances. Each of the parties agrees that at any time and from time to time upon the request of another party hereto, it shall execute and deliver such further documents and shall take such further actions as such other party may at any time or times reasonably request, at the expense of such requesting party, consistent with the provisions hereof in order to carry out and effect the intent and purposes of this Agreement, and to vest in Buyer, and put Buyer in possession of, the Transferred Interest.
14.	Miscellaneous.
14.1	Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and shall be given in accordance with Section 14.12 of the LLC Agreement.
14.2	Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof in accordance with Section 10.3 of the LLC Agreement, the provisions of which are incorporated herein by reference mutatis mutandis.
14.3	Entire Agreement. This Agreement and the LLC Agreement (and the other agreements referenced therein) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Notwithstanding the foregoing, that certain Appeal Contingency Agreement, dated as of October 1, 2015, by and among the Company, Seller, Buyer and Northstar Wireless, LLC, as amended to date, shall continue to apply; provided, however, that the parties hereto hereby acknowledge and agree that the proviso set forth in Section 3 thereof shall be deemed to be deleted and shall have no further force or effect.
14.4	Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, or waived except in a writing signed by Buyer and Seller. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power. No waiver by a party of any departure by any party from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
14.5	Assignment; No Third-Party Beneficiaries. This Agreement may not be assigned by Buyer or Seller without the prior written consent of the other party, which consent may be withheld in its sole and absolute discretion, and any assignment without such prior written consent shall be null and void and without force or effect. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement is entered into solely for the benefit of Buyer and Seller, and no Person, other than Buyer and Seller, and their respective successors and permitted assigns, may exercise any right or enforce any obligation hereunder, and nothing herein expressed or implied will create or be construed to create any other third-party beneficiary rights hereunder.
14.6	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.7	Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered are deemed to have been duly and validly delivered and are valid and effective for all purposes.
14.8	Fees and Expenses. Each of Buyer and Seller will pay its own expenses incurred in connection with the transaction contemplated by this Agreement.
14.9	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed as of the day and year first above written.

COMPANY:

NORTHSTAR SPECTRUM, LLC

By:Northstar Manager, LLC, its Manager

By: Doyon, Limited, its Manager

By:/s/ Aaron Schutt

Name:Aaron Schutt

Title:President & CEO

SELLER:

NORTHSTAR MANAGER, LLC

By: Doyon, Limited, its Manager

By:/s/ Aaron Schutt

Name:Aaron Schutt

Title:President & CEO

BUYER:

AMERICAN AWS-3 WIRELESS II L.L.C.

By:/s/ Thomas A. Cullen
Name:Thomas A. Cullen
Title:EVP

Purchase Agreement Signature Page